EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FSB Bancorp, Inc. of our report dated March 9, 2016, relating to the consolidated financial statements of FSB Community Bankshares, Inc. and Subsidiary (the predecessor to FSB Bancorp, Inc.) as of and for the years ended December 31, 2015 and 2014 appearing in the Registration Statement on Form S-1 (File No. 333-210129).

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
Syracuse, New York
October 28, 2016